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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of Novellus Systems, Inc. pertaining to the Novellus Systems, Inc. 2001 Non-Qualified Stock Option Plan, as amended, of our report dated January 20, 2002, with respect to the consolidated financial statements and schedule of Novellus Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California

January 28, 2003